Exhibit 10.3

LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) dated as of the 24th day of November, 2004 (the “Effective Date”) is entered into by and among Triarc Companies, Inc. (“Triarc”), Deerfield & Company LLC (“Deerfield”) (each of Triarc and Deerfield a “Licensor” and collectively, “Licensors”) and Deerfield Triarc Capital Corp., a corporation organized under the laws of the State of Maryland (“Licensee”) (each of the Licensors and the Licensee a “Party” and collectively, the “Parties”).

WHEREAS, Triarc is the owner of the service mark, corporate and trade name “Triarc” and Deerfield is the owner of the service mark, corporate and trade name “Deerfield” (each of “Triarc” and “Deerfield” a “Mark” and collectively, the “Marks”);

WHEREAS, Licensee is a newly-organized real estate investment trust (the “Licensee Business”);

WHEREAS, pursuant to that certain management agreement dated as of December 23, 2004 between Licensee and Deerfield Capital Management LLC (the “Management Agreement”), Licensee has engaged Deerfield Capital Management LLC, a Delaware limited liability company, to act as its manager (the “Manager”); and

WHEREAS, Licensee desires to use the Marks in connection with the operation of its business in the United States, and Licensors are willing to permit Licensee to use the Marks, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article 1. Grant of Rights. Subject to the terms and conditions herein, each Licensor hereby grants to Licensee a paid-up, non-exclusive, non-transferable right and license, in all of its right, title and interest, to use its respective Mark in the United States in connection with the Licensee Business, solely (i) as part of the corporate name Deerfield Triarc Capital Corp. as a whole (the “Corporate Name”); and (ii) as a corporate name, trade name or domain name. Licensee may not (w) use the “Deerfield” Mark in connection with equity investment management services in the biotechnology and health care industry sectors, (x) use the Marks standing alone, (y) use any variation, derivative or stylization of the Corporate Name, or (z) use the Marks in connection or combination with any other name, term or logo (either of its own or a third party) other than the Corporate Name. Licensors acknowledge that Licensee may make investments or have shareholders outside the United States, and any implied “use” of the Corporate Name due to this fact shall not violate this Agreement, but is subject to Article 7. All rights not expressly granted to Licensee in this Article 1 are reserved to Licensors.

Article 2. Ownership. The Parties agree that Triarc is the sole owner of the “Triarc” Mark and Deerfield is the sole owner of the “Deerfield” Mark. Licensee agrees not to directly or indirectly challenge or contest the validity of, or Licensors’ rights in the Marks (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The Parties intend that any and all goodwill in the Marks arising from Licensee’s use of the Corporate Name shall inure solely to the benefit of the Licensor of the respective Mark. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Marks (or the Marks portion of the Corporate Name), Licensee hereby assigns such rights to the Licensor of the respective Mark.

Article 3. Use of the Marks.

Section 3.1. Licensee agrees to maintain and preserve the quality of the Marks, and to use the Corporate Name in good faith and in a dignified manner, in a manner consistent with Licensors’ high standards of and reputation for quality, and in accordance with good trademark practice wherever the Corporate Name is used. Licensee shall not take any action that could be detrimental to the Marks, the Corporate Name or their associated goodwill. If Licensors decide in their sole discretion to register the Marks or Corporate Name, Licensee agrees to affix all such trademark notices as may be requested by Licensors or required under applicable laws.

Section 3.2. Upon request by Licensors, Licensee shall furnish to Licensors representative samples of all advertising and promotional materials in any media that are used in connection with the Corporate Name. Licensee shall make any changes to such materials that Licensors request to comply with Section 3.1, or preserve the validity of, or Licensors’ rights in, the Marks.

Section 3.3. Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Corporate Name.

Article 4. Termination.

Section 4.1. The term of this Agreement (“Term”) commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to the other provisions of this Article 4.

Section 4.2. If a Licensor materially breaches one or more of its obligations hereunder, the Licensee may terminate this Agreement, effective upon written notice, if such Licensor does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). If Licensee materially breaches one or more of its obligations hereunder, either Licensor may terminate this Agreement, effective upon written notice, if Licensee does not cure such breach within 30 days of written notice thereof (or any mutually-agreed extension). Either Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates Article 7.

Section 4.3. Either Licensor may terminate this Agreement if an affiliate of such Licensor is no longer acting as Manager to Licensee under the Management Agreement or a similar agreement. Licensee may terminate this Agreement if an affiliate of Triarc or Deerfield is no longer acting as Manager to Licensee under the Management Agreement or a similar agreement.

Section 4.4. Either Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (i) Licensee makes an assignment for the benefit of creditors; (ii) Licensee admits in writing its inability to pay debts as they mature; (iii) a trustee or receiver is appointed for a substantial part of Licensee’s assets and (iv) to the extent termination is enforceable under applicable law, a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 60 days, or results in an adjudication of bankruptcy.

Section 4.5. If an event described in Section 5 occurs, either Licensor shall have the right, in addition to their other rights and remedies, to suspend Licensee’s rights regarding the Corporate Name while Licensee attempts to remedy the situation.

Section 4.6. Upon termination of this Agreement for any reason, (i) Licensee shall immediately cease all use of the Corporate Name (except for limited transitional use, for a period of 30 days if Licensors consent); (ii) the Parties shall cooperate so as to best preserve the value of the Corporate Name; and (iii) Sections 6.4, 6.5, 6.6 and 6.7 shall survive any such event.

Article 5. Infringement, Protection and Quality Control.

Section 5.1. Licensee agrees to notify Licensors promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of either Mark. The Licensor that owns such Mark shall have the sole right to bring any Action to remedy the foregoing (or to refrain from taking any Action in its sole discretion), and Licensee shall cooperate with such Licensor in same, at such Licensor’s expense.

Section 5.2. Licensee shall, at its expense, cooperate fully and in good faith with each Licensor for the purpose of securing, preserving and protecting such Licensor’s rights in and to its Mark. At the request of either Licensor, and at Licensee’s expense, Licensee shall execute and deliver to such Licensor any and all documents and do all other acts and things which such Licensor deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership, registration, maintenance or renewal of such Licensor’s Mark. Licensee hereby appoints each Licensor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with irrevocable power and authority in place and stead of Licensee and in the name of Licensee or in its own name, for the purposes of carrying out the terms of this Agreement with respect to such Licensor’s Mark. Each Licensor shall have sole control and discretion over the prosecution and maintenance of its Mark and shall take or refrain from taking all actions it deems necessary and/or reasonable to protect its Mark.

Section 5.3. Licensee acknowledges that all services provided under the Marks pursuant to the terms of this Agreement must be of sufficiently high quality to protect the Marks and the goodwill symbolized thereby. In order to preserve the inherent value of the Marks, Licensee shall ensure that it maintains the quality of the Licensee Business and the operation thereof at least equal to the standards prevailing in the operation of Licensors’ business and the Licensee Business as of the date of this Agreement. Licensee further agrees to use the Marks in accordance with such quality standards as may be reasonably established by Licensors and communicated to the Licensee from time to time in writing, or as may be agreed to by Licensors and the Licensee from time to time in writing. Licensee shall obtain each Licensor’s prior written approval over the style and manner in which such Licensor’s Mark is used and shall use the Marks only in a style and manner commensurate with the current standards and reputation for quality associated with the Marks. Upon either Licensor’s request, Licensee shall submit to such Licensor, for such Licensor’s review, a representative number of samples of materials used by Licensee bearing such Licensor’s Mark. If either Licensor requests any modifications to such materials, Licensee shall make all such modifications specified by such Licensor within a reasonable period of time thereafter and shall provide such Licensor with samples of such materials for such Licensor’s review. Licensee agrees not to register in any jurisdiction any trademark or service mark that could reasonably be deemed to resemble or be confusingly similar to either Mark or which could reasonably be deemed to dilute either Mark, including without limitation any trademark or service mark which incorporates either Mark.

Article 6. Representations and Warranties.

Section 6.1. Each Licensor represents and warrants to the Licensee that:

(a) This Agreement is a legal, valid and binding obligation of the warranting Licensor, enforceable against such Licensor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) The warranting Licensor is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) The warranting Licensor has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.2. Licensee represents and warrants to each Licensor that:

(a) This Agreement is a legal, valid and binding obligation of the Licensee, enforceable against Licensee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) Licensee is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) Licensee has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.3. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.4, LICENSORS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT,

THE MARKS OR THE CORPORATE NAME, AND EXPRESSLY DISCLAIM ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE MARKS AND THE CORPORATE NAME IS ON AN “AS IS” BASIS AND IS AT ITS OWN RISK (I) OUTSIDE THE UNITED STATES AND (II) EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITHIN THE UNITED STATES.

Section 6.4. Each Licensor will severally and not jointly defend at such Licensor’s expense, indemnify and hold harmless Licensee and its affiliates and its respective directors, officers, employees, agents and representatives (“Related Parties”) from any loss, liability, damage, award, settlement, judgment, fee, cost or expense (including reasonable attorneys’ fees and costs of suit) (“Losses”) arising out of or relating to (i) any breach by such Licensor of this Agreement or its warranties, representations, covenants and undertakings hereunder; or (ii) any third-party Action against any Related Party that arises out of or relates to any claim that Licensee’s use of the Corporate Name as expressly authorized hereunder infringes the rights of a third party within the United States.

Section 6.5. Licensee will defend at its expense, indemnify and hold harmless each of the Licensors and their respective affiliates and their respective Related Parties from any Losses arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that Licensee’s use of the Corporate Name, other than as explicitly authorized by this Agreement, infringes the rights of a third party anywhere in the world.

Section 6.6. The indemnified Party will promptly notify the indemnifying Party in writing of any indemnifiable claim and promptly tender its defense to the indemnifying Party. Any delay in such notice will not relieve the indemnifying Party from its obligations to the extent it is not prejudiced thereby. The indemnified Party will cooperate with the indemnifying Party at the indemnifying Party’s expense. The indemnifying Party may not settle any indemnified claim in a manner that adversely affects the indemnified Party without its consent (which shall not be unreasonably withheld or delayed). The indemnified Party may participate in its defense with counsel of its own choice at its own expense.

Section 6.7. NO PARTY WILL BE LIABLE TO ANOTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 7. Assignments. Licensee may not assign, sublicense, pledge, mortgage or otherwise encumber this Agreement or its right to use the Marks or the Corporate Name, in whole or in part, without the prior written consent of Licensors in their sole discretion. For the avoidance of doubt, a change of control of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity. Pursuant to 11 U.S. 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of bankruptcy of the Licensee, this Agreement may not be assigned or assumed by the Licensee (or any successor thereto) and Licensors shall be excused from rendering performance to, or accepting performance from, Licensee or any successor thereto. Licensee acknowledges that its identity is a material condition that induced Licensors to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. For purposes of this agreement, the term “change of control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Licensee, taken as a whole, to any Person other than Triarc, Deerfield or any of their respective affiliates; or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Triarc and its affiliates or Deerfield and its affiliates, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the voting capital interests of the Licensee. For purposes of this Agreement, the term “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Article 8. Miscellaneous.

Section 8.1. All notices hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or nationally recognized overnight courier service or facsimile with delivery confirmed to the following addresses (or at such other addresses as shall be specified by like notice) and will be deemed given on the date received:

LICENSORS:

Triarc Companies, Inc.

280 Park Avenue

New York, NY 10017

Attention: General Counsel

Facsimile: (212) 451-3216

Deerfield & Company LLC

8700 W. Bryn Mawr Avenue

Suite 1200

Chicago, IL 60631

Attention: General Counsel

Facsimile: (773) 380-1695

LICENSEE:

Deerfield Triarc Capital Corp.

8700 W. Bryn Mawr Avenue

Suite 1200

Chicago, IL 60631

Attention: Chief Financial Officer

Facsimile: (773) 380-1695

Section 8.2. Further Assurances. Licensors and Licensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other Party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

Section 8.3. Entire Agreement/Construction. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 8.4. Amendments. This Agreement, including this provision of this Agreement, may not be modified or amended except by an agreement in writing signed by each of the Parties hereto.

Section 8.5. Cumulative Rights; Waiver. All rights and remedies which Licensors or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of Licensors or Licensee to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 8.6. Severability. The Parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any Party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof). In such event, the Parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that attempts as closely as possible to achieve the intended purpose of the previous term or provision and has an effect as comparable as possible on the Parties’ respective positions.

Section 8.7. Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York. The Parties agree, for the purposes of any action arising out of or related to this Agreement, to commence any such action solely in the state or federal courts located in the State of New York, Borough of Manhattan.

Section 8.8. Construction. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed as if drafted jointly by the Parties.

Section 8.9. Separate Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first above written.

TRIARC COMPANIES, INC.
By:	/s/ Francis T. McCarron

	Name:	Francis T. McCarron
	Title:	Senior Vice President & Chief Financial Officer

DEERFIELD & COMPANY LLC
By:	/s/ Gregory H. Sachs

	Name:	Gregory H. Sachs
	Title:	Chief Executive Officer

DEERFIELD TRIARC CAPITAL CORP.
By:	/s/ Jonathan W. Trutter

	Name:	Jonathan W. Trutter
	Title:	Chief Executive Officer